Exhibit 99.1

InterCloud Systems to Acquire Cloud Backup Solutions Provider VaultLogix

Company strengthens its cloud services product offering and distribution channels

RED BANK, N.J., March 21, 2014 – InterCloud Systems, Inc. (Nasdaq:ICLD) ("InterCloud" or the "Company") announced today that it has entered into a Definitive Agreement (the "Agreement") to acquire cloud solutions company, VaultLogix, LLC. VaultLogix has over $12 million in annual recurring revenue with EBITDA at approximately $4.5 Million.

VaultLogix is a leading provider of hybrid cloud backup services to nearly 10,000 businesses around the world.  Their  customers benefit from a combination of unique product features, 24x7 customer support and regulatory compliance assistance for the protection of critical business data.

Protecting servers, laptops and PC’s, VaultLogix safeguards a wide range of enterprise-class operating systems and applications through its unique combination of encryption, block-level data duplication and compression. In addition, VaultLogix’s industry leading partner program offers software branding, a robust partner portal, dedicated account management and integration with 13 of the premier RMM and PSA companies.
VaultLogix maintains annual SOC2 Type 2 review of its infrastructure, processes and controls and is GSA certified.

Tim Hannibal, CEO of Vaultlogix stated: “Our entire team is very excited about joining InterCloud.  We look forward to both selling the VaultLogix services to the impressive InterCloud clientele as well as cross-selling the portfolio of InterCloud services to our existing team of resellers and customers”.  Tim Hannibal added: “As the managed services industry evolves, customers are looking toward a single vendor for multiple cloud services.  InterCloud’s wide range of cloud services such as IaaS, Virtual Desktop, Hosted Exchange, Disaster Recovery in the cloud and file sharing are highly complementary to the VaultLogix cloud backup service.”

“The acquisition of VaultLogix continues to strengthen Intercloud’s position within the rapidly growing cloud-based services market. Vaultlogix has its own intellectual property and will integrate seamlessly with our own cloud platform. In addition it brings InterCloud over 500 channel partners, which will catapult our growing channel sales efforts.  We will continue to broaden our cloud portfolio and differentiate ourselves from our competitors,” said Mark Munro, CEO of Intercloud Systems.

The transaction is expected to close in the next 60 days and is subject to customary closing conditions and acceptable financing terms.

About InterCloud Systems, Inc.
InterCloud Systems, Inc. is a global single-source provider of value-added services for both corporate enterprises and service providers. The company offers cloud and managed services, professional consulting services and voice, data and optical solutions to assist its customers in meeting their changing technology demands. Its engineering, design, installation and maintenance services support the build-out and operation of some of the most advanced enterprise, fiber optic, Ethernet, and wireless networks. Additional information regarding InterCloud may be found on the Company's website at www.intercloudsys.com.

About VaultLogix, LLC
Since 2002, VaultLogix has specialized in providing businesses with cloud backup and data protection services. The company offers business-class backup solutions to meet the data protection and regulatory requirements of a wide range of companies and organizations. VaultLogix maintains data vaults in Massachusetts, Louisiana and Toronto, Ontario. Visit us at www.dataprotection.com or by calling 877.828.5856.

FORWARD-LOOKING STATEMENTS

The above news release contains forward-looking statements. The statements contained in this document that are not statements of historical fact, including but not limited to, statements identified by the use of terms such as “anticipate,” “appear,” “believe,” “could,” “estimate,” “expect,” “hope,” “indicate,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “will,” “would,” and other variations or negative expressions of these terms, including statements related to expected market trends and the Company’s performance, are all “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. These statements are based on assumptions that management believes are reasonable based on currently available information, and include statements regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performances, and are subject to a wide range of external factors, uncertainties, business risks, and other risks identified in filings made by the company with the Securities and Exchange Commission. Actual results may differ materially from those indicated by such forward-looking statements. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based except as required by applicable law and regulations.   The Private Securities Litigation Reform Act of 1995 (the "PSLRA") provides a "safe harbor" for forward-looking statements so long as those statements are identified as forward looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.

CONTACT:
Investor Relations
RedChip Companies, Inc.
Mike Bowdoin, Vice President
Mike@redchip.com
Tel: 407-644-4256